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                                                                  EXHIBIT 10.4.1

                       AMENDMENT NO. 2 TO LEASE AGREEMENT
                       ----------------------------------

          THIS AMENDMENT NO. 2 to a Lease Agreement dated May 27, 1992, by and between Robert Giaimo Development, Inc. ("Landlord") and Silver Diner Potomac Mills, Inc. ("Tenant"), as amended on October 30, 1995 (the lease agreement and the amendment together the "Lease") is made by Landlord and Tenant effective as of July 1, 1997.

                                    RECITALS
                                    --------
          R-1. The Demised Premises under the Lease comprised the Land (64,267 square feet) identified as 11-B-1A of Potomac Mills Subdivision, Dale City, Prince William County, Virginia.

          R-2. Tenant has purchased 47,247 square feet of the Land (the "Development Parcel") from Landlord, and Landlord and Tenant desire to amend the Lease to reduce the amount of Land to 17,020 square feet (the "Parking Lot Parcel").

          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

               1. The above Recitals are incorporated into, and are part of, this Amendment No. 2 to Lease Agreement.

               2. Capitalized terms used herein, unless specifically defined herein, shall have the meanings ascribed to them in the Lease.

               3.   The Lease is amended, effective July 1, 1997, as follows:

                    A. The Land comprises 17,020 square feet of Parcel 11-B-1A of Potomac Mills Subdivision, Dale City, Prince William County, Virginia, as depicted on the attached drawing (Exhibit A).

                    B. Landlord and Tenant will file a plan of subdivision with Prince William County, Virginia, subdividing the Land into the Development Parcel and the Parking Lot Parcel. It is contemplated that this will be done upon sale by Landlord of the Development Parcel, in which event it may be necessary to amend the Lease should the purchaser desire a different configuration from the Development Parcel as shown on Exhibit A.

                    C. The Base Rent for the period from July 1, 1997, through May 31, 1998, shall be at the annualized rate of $14,385 per year.

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                    D.   The Base Rent provisions in the Lease (including the
                         provisions for increases and an example of the calculation of Base Rent) are deleted, and the following are substituted in lieu thereof:

                         (i) On the first day of each Lease Year during the Term, commencing on the first day of the Lease Year that commences on June 1, 1998, the Base Rent shall be increased to an amount equal to the Base Rent for the prior Lease Year (except that the Base Rent for the Lease Year ended June 1, 1998, shall be deemed to have been $14,385, notwithstanding that the Base Rent for June 1997, the first month of such Lease Year, was payable at a higher annualized Base Rent in accordance with the Lease prior to this Amendment No. 2 to Lease Agreement) multiplied by a fraction, the numerator of which shall be the most recently published Index as of the first day of the applicable Lease Year, and the denominator of which shall be the Index as of the first day of the immediately preceding Lease Year. The "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, Washington, D.C. (1982-84=100) as published by the Bureau of Labor Statistics of the United States Department of Labor or any successor or comparable successor Index. If the Base Rent is not determined prior to the first day of a Lease Year, Tenant shall continue paying the previous Lease Year's Base Rent until the Base Rent for the applicable Lease Year is determined by Landlord. In such event, on the first day of the Adjustment Month (defined hereinbelow) for the applicable Lease Year, Tenant shall pay in a lump sum an amount equal to one-twelfth (1/12th) of the difference between the Base Rent for the applicable Lease Year and the Base Rent for the previous Lease Year multiplied by the number of months from the first month of the applicable Lease Year to the Adjustment Month, and shall thereafter pay the Base Rent for the current Lease Year on a monthly basis. The "Adjustment Month" shall mean the first full calendar month next following a thirty (30)-day notice to Tenant by Landlord of the Base Rent for the current Lease Year. In no event shall Base Rent for any Lease year be lower than the Base Rent for the previous Lease Year.

                         (ii) An example of the calculation of the Base Rent is
                              as follows: Assume that (i) the Base Rent is $14,385, (ii) the most recently published Indices as of the first day of the Lease Year commencing June 1, 1998, June 1, 1999, and June 1, 2000, are
                              110, 115 and 120 respectively. In such

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                              event, the Base Rent for the Lease Year commencing
                              June 1, 1998, would be $15,824, the Base Rent for the Lease Year commencing June 1, 1999, would be $16,543, and the Base Rent for the Lease Year commencing June 1, 2000, would be $17,262.

          4. Except as amended hereby, the Lease is hereby ratified and confirmed in all respects, and shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, this Amendment No. 2 to Lease Agreement has been duly executed by the undersigned under seal on the day and year first hereinabove written.

                                    TENANT:
                                    ------

WITNESS:                            SILVER DINER POTOMAC MILLS, INC.

______________________________      by: _____________________________________
                                         Robert T. Giaimo
                                         President

                                    LANDLORD:
                                    --------

WITNESS:                            ROBERT GIAIMO DEVELOPMENT, INC.

______________________________      by: _____________________________________
                                         Robert T. Giaimo
                                         President

AGREED TO:

SILVER DINER DEVELOPMENT, INC.,
as Manager of the Potomac Mills Silver Diner

by: __________________________________
    Ype Von Hengst
    Vice President

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